EXHIBIT 4.1

AMENDMENT NO. 4
TO
LOAN, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 4 TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”), dated as of August 2, 2024, is entered into by Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), Helix Well Ops Inc., a Texas corporation (“Well Ops”), Helix Robotics Solutions, Inc., a Texas corporation (“Robotics”), Deepwater Abandonment Alternatives, Inc., a Texas corporation (“Deepwater”), ALLIANCE OFFSHORE, L.L.C., a Louisiana limited liability company (“Alliance Offshore”), TRITON DIVING SERVICES, LLC, a Louisiana limited liability company (“Triton”), ALLIANCE ENERGY SERVICES, LLC, a Louisiana limited liability company (“Alliance Energy” and together with Helix, Well Ops, Robotics, Deepwater, Alliance Offshore and Triton, each a “U.S. Borrower” and collectively, “U.S. Borrowers”), Helix Well Ops (U.K.) Limited, a company incorporated in Scotland with company number SC231293 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Well Ops U.K.”), Helix Robotics Solutions Limited, a company incorporated in Scotland with number SC210524 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Robotics U.K.”, and together with Well Ops U.K., each a “U.K. Borrower” and collectively, “U.K. Borrowers”; the U.K. Borrowers and the U.S. Borrowers are collectively, the “Borrowers”), the guarantors party hereto (the “Guarantors”, and together with the Borrowers, the “Obligors”), the lenders party hereto (the “Lenders”), and Bank of America, N.A., as agent and as security trustee for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Loan, Security and Guaranty Agreement dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”, and the Loan Agreement as amended hereby, the “Amended Loan Agreement”);

WHEREAS, the Borrowers have requested that the Lenders amend the Loan Agreement to extend the Maturity Date and make certain other amendments to the Loan Agreement in connection therewith; and

WHEREAS, the Agent and the Lenders are willing to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendments.  Effective as of the Fourth Amendment Effective Date (as defined below) the Loan Agreement shall be amended as follows:
(a)Additional Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order therein:

2029 Notes: Helix’s 9.750% Senior Notes due March 2029 in the original principal amount of $300 million issued pursuant to the 2029 Notes Indenture, which qualify as Senior Unsecured Notes.

2029 Notes Indenture: the Indenture dated as of December 1, 2023 between Helix, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee, which constitutes a Senior Unsecured Notes Indenture.

Borrowing Base Reporting Monthly Trigger Period: the period (a) commencing on any day that Global Availability is less than $60,000,000 for three consecutive Business Days, and (b) continuing until, during each of the preceding 30 consecutive days, Global Availability has been more than $60,000,000, in each case measured at the close of business on each such day (provided, that at least one monthly Borrowing Base Report must be delivered).

(b)Amended Definitions.
(i)The description of the defined term “Borrowing Base Reporting Trigger Period” in Section 1.1 of the Loan Agreement is hereby replaced with the description “Borrowing Base Reporting Weekly Trigger Period.”
(ii)The definition of “Letter of Credit Subline” set forth in Section 1.1 of the Loan Agreement is hereby amended to replace the reference therein to “$20,000,000” with “$55,000,000.”
(iii)The definition of “Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby restated in its entirety to read as follows:

“Maturity Date: the earliest of (a) August 2, 2029; (b) the date that is 91 days prior to earliest maturity of the 2029 Notes (to the extent the then outstanding principal balance thereof is $50,000,000 or more) or any other Material Debt (in each case, if such Debt remains outstanding on such date and has not been refinanced or extended on terms reasonably satisfactory to Agent to a date at least 91 days following the date in clause (a)); or (c) any date on which the aggregate Commitments terminate hereunder.”

(iv)The definition of “U.S. Cash Amount” set forth in Section 1.1 of the Loan Agreement is hereby amended to replace the reference therein to “$20,000,000” with “$55,000,000.”
(c)Amendment to Section 8.1.  Section 8.1 of the Loan Agreement is hereby restated in its entirety to read as follows:

“8.1 Borrowing Base Reports. By the last day of January, April, July, and October of each year, Borrower Agents shall deliver to Agent (and Agent shall promptly deliver the same to Lenders) a Borrowing Base Report for the U.S. Borrowing Base, the U.K. Borrowing Base and the Global Borrowing Base as of the close of business on the last day of the previous calendar quarter; provided, that if a Borrowing Base Reporting Monthly Trigger Period is in effect, Borrower Agents shall, by the 25th day of each month, deliver a Borrowing Base Report to Agent as of the close of business of the previous month (provided, that in the case of the Borrowing Base Reports determined as of the close of business for the months of January, March, June and September of each year, such Borrowing Base Reports shall be delivered by Borrower Agents to Agent by the last calendar day of the subsequent month (instead of the 25th day of such subsequent month)); and provided further, that if a Borrowing Base Reporting Weekly Trigger Period is in effect Borrower Agents shall, no later than Wednesday following the end of each calendar week, deliver a Borrowing Base Report to Agent prepared as of the close of business of such previous week (except that any ineligible accounts may be calculated as of the prior month end).  All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time in its Permitted Discretion adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Accounts; and (c) to the extent any information or calculation does not comply with this Agreement.”

(d)Amendment to Section 10.1.2(h). Clause (i) of Section 10.1.2(h) is hereby restated in its entirety to read as follows:

“(i) each 91-day period prior to the maturity of each of the Senior Notes and each of the Senior Unsecured Notes (to the extent that any of the relevant Senior Notes or Senior Unsecured Notes remain outstanding) and”

(e)Amendment to Section 10.1.7.  The second sentence of Section 10.1.7 of the Loan Agreement is hereby restated in its entirety to read as follows:

“Each Obligor shall provide Agent with certificates of insurance for its then current insurance coverage and cause Agent (i) to be named as a lender loss payee thereunder for each business interruption policy that such Obligor maintains under this Section, if any, and (ii) to be included as additional insured on each liability policy.”

(f)Amendment to Section 10.3.2(a). Section 10.3.2(a) is hereby restated in its entirety to read as follows:

“During the 91-day periods prior to the scheduled maturity dates of each of the Senior Notes and each of the Senior Unsecured Notes (to the extent that any of the relevant Senior Notes or Senior Unsecured Notes remain outstanding), maintain at all times the following: (i) Global

Availability of at least $30,000,000 plus (ii) a combination of Global Availability (other than Global Availability utilized for purposes of satisfying clause (i)) and unrestricted cash and Cash Equivalents contained in Deposit Accounts subject to Deposit Account Control Agreements or Securities Accounts subject to Securities Account Control Agreements in favor of Agent (it being understood that cash and Cash Equivalents subject to a control agreement in favor of any Person other than the Agent shall be deemed “restricted”, and cash and Cash Equivalents subject to a control agreement in favor of the Agent shall be deemed not “restricted” for purposes of this Section 10.3.2(a) unless constituting Cash Collateral or U.S. Eligible Pledged Cash) in an amount not less than the outstanding principal balance of the applicable Senior Notes and Senior Unsecured Notes scheduled to mature; provided, that for purposes of calculating compliance with the foregoing clause (ii), at least 75% of such cash and Cash Equivalents must be located in the U.S. (other than during the last 30 days of the applicable 91-day period, in which case 100% of such cash and Cash Equivalents must be located in the U.S.)”

3.Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full (or written waiver by the Agent) of the following conditions precedent (the “Fourth Amendment Effective Date”):
(a)Delivery of Documents. Agent shall have received the following, each in form and substance reasonably satisfactory to Agent and, unless indicated otherwise, dated the Fourth Amendment Effective Date:
(i)this Amendment, duly executed by the Obligors, Agent and the Lenders;
(ii)certificates, in form and substance reasonably satisfactory to it, from a Senior Officer of the Obligors (or another officer or director reasonably acceptable to Agent) certifying that, after giving effect to this Amendment, (A) the Obligors, taken as a whole, are Solvent; (B) no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or result from the Amendment becoming effective in accordance with its terms; and (C) the representations and warranties of each Obligor in this Amendment, the Amended Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifications therein), except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct in all material respects (without duplication of any materiality qualifications therein) as of such date;
(iii)certificates of a Senior Officer of each Obligor, certifying (A) that attached copies of such Obligor’s Organic Documents (and, in the case of Helix Offshore Ltd., such Obligor's statutory registers) are true and complete, and in full force and effect, without amendment except as shown (provided, that in lieu of attaching copies of bylaws, limited liability company agreements, operating agreements and the like, such documents may be certified as to no changes since the date last delivered and certified to Agent); (B) that an attached copy of resolutions (in the case of any U.K. Domiciled Obligor, of both its board of directors and its members) authorizing execution and delivery of this Amendment (and all other documents and notices or intimations connected hereto) is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (C) to the title, name and signature of each Person authorized to sign this Amendment;
(iv)good standing certificates as of a recent date for each Obligor (other than any non-U.S. Obligor), issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization or incorporation and clear insolvency and winding up searches in respect of non-U.S. Obligors;
(v)if available in any relevant jurisdiction, copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization or incorporation as of a recent date;
(vi)copies of policies or certificates of insurance for the insurance policies carried by Obligors together with, to the extent required by the Amended Loan Agreement, additional insured and lenders’ loss payable endorsements for liability and business interruption policies, as applicable; and
(vii)a written opinion of Locke Lord, LLP, counsel to U.S. Obligors, Maslon LLP, local Minnesota counsel to Helix, and Brodies LLP, Scots counsel to the Agent, and, if applicable, U.S. Borrower Agent’s in-house counsel, each in form and substance reasonably satisfactory to Agent and addressed to Agent and each Lender.
(b)Fees and Expenses. The Obligors shall have paid all fees and expenses to be paid to Agent and Lenders on the Fourth Amendment Effective Date, including fees and expenses of counsel and other advisors and the fees set forth in that certain Fee Letter dated July 18, 2024 between Helix and Agent.
4.Representations and Warranties. As of the Fourth Amendment Effective Date, each Obligor hereby represents and warrants to Agent and Lenders as follows:
(a)Representations and Warranties. After giving effect to this Amendment, the representations and warranties of each Obligor in this Amendment and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifications therein), except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct in all material respects (without duplication of any materiality qualifications therein) as of such date.
(b)No Default. No Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(c)Authorization, Etc. Each Obligor is duly authorized to execute, deliver and perform this Amendment and has duly executed and delivered this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action, and do not (i) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (ii) violate the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law or any Material Contract; or (iv) result in or require the imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property.
(d)Enforceability. This Amendment is a legal, valid and binding obligation of each Obligor party hereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
5.Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Obligor hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Amended Loan Agreement and each other Loan Document to which it is a party, in each case, to the extent amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date, all references in any such Loan Document to the “Loan and Security Agreement”, the “Loan Agreement”, the “Credit Agreement”, the “Agreement”, “thereto”, “thereof’, “thereunder” or words of like import referring to the Loan Agreement shall mean the Amended Loan Agreement, (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to Agent, for the benefit of it and the Lenders, or to grant to Agent, for the benefit of it and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Obligors from time to time existing in respect of the Amended Loan Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is not discharged or otherwise affected by the amendment hereunder or the other provisions of this Amendment (other than as expressly provided herein) and shall remain in full force and effect and is hereby ratified and confirmed in all respects and shall continue to secure the Obligations as modified hereby, (d) confirms that its guaranty of the Obligations contained in the Loan Agreement is not discharged or otherwise affected by the amendments hereunder or the other provisions of this Amendment (other than as expressly provided herein) and shall continue in full force and effect and (e) confirms the Obligations, including for the purposes of each Loan Document and the guaranty contained in the Loan Agreement, shall (to the extent applicable) extend to the relevant Obligations (both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity) of each Obligor under the Amended Loan Agreement and the other Loan Documents. This Amendment does not discharge or otherwise affect any of the obligations of the Obligors, other than as expressly provided herein, including the Obligors’ obligations to repay the Loans in accordance with the terms of the Amended Loan Agreement or the obligations of the Obligors under any Loan Document to which they are a party, all of which obligations, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Amended Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Amended Loan Agreement or any other Loan Document.
6.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7.No Representations by Agent or Lenders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.
8.Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as Agent may reasonably request, in order to effect the purposes of this Amendment.
9.Release. Each Obligor hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, neither it nor any of its Subsidiaries has any Claim (as defined below) against Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing). Notwithstanding the foregoing, Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any conditions, acts, omissions, events or circumstances arising prior to the Fourth Amendment Effective Date directly out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, would impair or otherwise adversely affect any of their rights, interests, security and/or remedies under the Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Fourth Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral (each of the foregoing, a “Claim”). Each Obligor represents and warrants, as of the Fourth Amendment Effective Date, that it has no knowledge of any Claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a Claim by any Releasor against any Released Party which would not be released hereby.
10.Miscellaneous.
(a)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by PDF or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)The provisions of Section 1.4 (Certain Matters of Construction) and Section 14.14 (Consent to Forum) of the Loan Agreement shall apply to this Amendment as if set out in full herein, with such changes as are appropriate to fit this context.
(d)UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
(e)Each Obligor hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Amended Loan Agreement.
(f)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

Helix Energy Solutions Group, Inc.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President and Chief Financial Officer

HELIX WELL OPS INC.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer
HELIX ROBOTICS SOLUTIONS, INC.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

DEEPWATER ABANDONMENT ALTERNATIVES, INC.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Alliance Offshore, L.L.C.

By:	Alliance Maritime Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Triton Diving Services, LLC

By:	Whitney Clare Holdings, LLC, its sole member
By:	Alliance Special Ventures Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

Alliance Energy Services, LLC

By:	Alliance Industry Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX WELL OPS (U.K.) LIMITED
By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director
HELIX ROBOTICS SOLUTIONS LIMITED
By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director

GUARANTORS:

HELIX ROBOTICS SOLUTIONS INTERNATIONAL CORP.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

HELIX ENERGY SOLUTIONS (U.K.) LIMITED
By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director

KOMMANDOR LLC
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX SUBSEA CONSTRUCTION, INC.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX Alliance Decom, LLC
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

ALLIANCE-TRITON GOM HOLDINGS, LLC

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

ALLIANCE MARITIME HOLDINGS, LLC

WHITNEY CLARE HOLDINGS, LLC

ALLIANCE INDUSTRY HOLDINGS, LLC

By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Alliance Special Ventures Holdings, LLC

By:	Whitney Clare Holdings, LLC, its sole member
By:	Alliance-Triton GOM Holdings LLC, its sole member
By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

HELIX Q5000 HOLDINGS LLC
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	President and Treasurer

HELIX OFFSHORE LTD.
By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Director

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

AGENT AND LENDERS:
BANK OF AMERICA, N.A., as Agent, a U.S. Lender, and an Issuing Bank
By:	/s/ Jacob Garcia
Name:	Jacob Garcia
Title:	Senior Vice President

BANK OF AMERICA, N.A. (acting through its London Branch), as a U.K. Lender
By:	/s/ Jacob Garcia
Name:	Jacob Garcia
Title:	Senior Vice President

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender and an Issuing Bank
By:	/s/ Kathryn Williams
Name:	Kathryn Williams
Title:	Vice President

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (London Branch), as a U.K. Lender
By:	/s/ Alison Powell
Name:	Alison Powell
Title:	Authorized Signatory

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement

ZIONS BANCORPORATION, N.A. dba Amegy Bank, as a U.S. Lender
By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

Signature Page to Amendment No. 4
to Loan, Security and Guaranty Agreement